Exhibit 99.1

Great American Group(R)* Announces Second Quarter 2010

Financial Results

Woodland Hills, Calif., (August 16, 2010) – Great American Group, Inc. (OTCBB: GAMR) (“Great American Group” or the “Company”), a leading provider of asset disposition, valuation and appraisal services, today announced financial results for its second quarter ended June 30, 2010.

Second Quarter Results

For the second quarter ended June 30, 2010, the Company reported total revenues of $5.2 million, compared to revenues of $15.0 million in the second quarter of 2009. Revenues from services and fees were $2.3 million, compared to $11.0 million the prior year. Revenues from sales of goods were $2.9 million, compared to $4.1 million in the second quarter the prior year. The decline in total revenues during the quarter was primarily the result of reduced revenues in the Company’s auction and liquidation segment. This decline resulted from an overall lack of retail liquidation opportunities across the industry as economic conditions for retailers and credit markets have improved, estimated losses that were accrued at June 30, 2010 on the performance of retail liquidation services engagements where we guarantee a minimum recovery value for goods sold, as well as a decline in revenues from the auction of machinery and equipment.

“We are disappointed with our results during the second quarter. The auction and liquidations business environment continues to be challenging, as economic conditions for retailers and credit markets have improved. The result of this has been limited opportunities across our industry and a prolonged slowdown in retail disposition activity,” said Andrew Gumaer, Chief Executive Officer of Great American Group. “We continue to take aggressive actions to mitigate the impact to our business. In addition to the previously announced amendments to our promissory notes to a more favorable interest rate and terms, we are evaluating our current business plan to streamline operations and reduce operating expenses. We expect to complete this review during the third quarter. We believe these steps will help position us for improved performance in the long term.”

Direct costs of services were $2.9 million, compared to $3.8 million a year ago. The decrease in direct costs of services was the result of a decrease in the number of fee and commission engagements in the second quarter of 2010, where the Company contractually bills fees, commissions and reimbursable expenses. The decrease in costs of services was partially offset by an increase in costs of services in the valuation and appraisal services segment, as a result of an increase in headcount in that segment compared to a year ago. Cost of goods sold was $4.0 million in the second quarter of 2010, compared to $2.5 million in the same period the prior year, primarily as a result of $1.3 million in non-cash charges to increase the reserve for slow-moving goods held for sale or auction.

Selling, general and administrative expenses were $8.1 million, compared to $4.7 million in the second quarter of the prior year. The increase in selling, general and administrative expenses was primarily attributed to increases in payroll and operating expenses from the expansion of the Company’s European operations, personnel costs due to the expansion of the U.S. business development team and advertising and promotional expenses. Selling, general and administrative expenses during the second quarter of 2009 included a $0.7 million credit from the deferred compensation plan for the Phantom Equityholders.

The operating loss during the quarter was $9.7 million, compared to operating income of $3.9 million during the second quarter of 2009.

Interest expense during the period declined to $0.8 million from $1.0 million a year ago, primarily as a result of a decrease in interest expense from significantly lower borrowings than utilized in the second quarter of 2009, when the Company had more retail liquidation engagements. Interest expense during the second quarter of 2010 was primarily comprised of interest expense on the notes payable to the former Great American Members and Phantom Equityholders. Interest expense also reflects the interest rate reduction from 12.0% to 3.75% on $52.4 million of the $55.6 million of notes payable to the former Great American Members and certain Phantom Equityholders that was effective February 1, 2010. Loss from operations before a benefit for income taxes was $10.9 million, compared to income from operations of $2.7 million in the year-ago period.

The Company recorded a benefit for income taxes of $4.2 million. For the second quarter of 2010, the Company generated a net loss of $6.6 million, or $(0.24) per diluted share, compared with net income of $2.7 million in the same period a year ago.

Six Month Results

For the first six months of 2010, the Company reported total revenues of $17.3 million, compared to $56.9 million in the first six months of 2009. Revenues from services and fees were $12.9 million, compared to $49.8 million generated a year ago. Sales of goods were $4.4 million compared to $7.1 million in the same period of 2009.

Total operating expenses were $30.2 million, compared to $32.3 million in 2009. The operating loss was $12.9 million, compared to operating income of $24.6 million in the prior year. Loss from operations before a benefit for income taxes was $15.4 million, compared to income from operations of $17.5 million during the first six months of 2009. The Company recorded a benefit for income taxes of $5.8 million during the first six months of 2010. Net loss during the first six months of 2010 was $9.6 million, or $(0.34) per diluted share, compared with net income of $17.5 million in the same period of 2009.

Financial Position

At June 30, 2010, the Company had $26.5 million in cash and cash equivalents, compared to $38.0 million at December 31, 2009. Working capital was $33.4 million, and total long-term debt was $53.9 million. During the second quarter of 2010, the Company used $8.0 million in cash from operations.

Supplemental Information

During the quarter ended June 30, 2010, the Company generated adjusted loss before interest, taxes, depreciation and amortization of $9.0 million.

Conference Call

The Company will host a conference call at 4:30 p.m. EDT on Monday, August 16, 2010, to discuss results for the second quarter ended June 30, 2010. To participate in the event by telephone, please dial (877) 941-2068 five to 10 minutes prior to the start time (to allow time for registration) and use conference ID 4351102. International callers should dial (480) 629-9712. A digital replay will be available beginning August 16, 2010, at 7:30 p.m. EDT, through August 23, 2010, at 11:59 p.m. EDT. To access the replay, dial (877) 870-5176 (U.S.), and use passcode 4351102. International callers should dial (858) 384-5517 and enter the same passcode. The call will also be broadcast live over the Internet and can be accessed on the Investor Relations section of the Company’s Web site at www.greatamerican.com. To listen to the live webcast, please visit the site at least 15 minutes prior to the start of the call in order to register, download and install any necessary audio software. A replay of the call will also be available for 90 days on the Web site.

About Great American Group, Inc.

Great American Group, Inc. is a leading provider of asset disposition solutions and valuation and appraisal services to a wide range of retail, wholesale and industrial clients, as well as lenders, capital providers, private equity investors and professional service firms. Great American Group has offices in Atlanta, Boston, Chicago, Dallas, London, Los Angeles, New York and San Francisco. For more information, please visit www.greatamerican.com.

*Great American Group and the Eagle Design are trademarks registered in the US Patent and Trademark Office and are exclusive property of Great American Group, Inc.

Forward-Looking Statements

This press release may contain forward-looking statements by Great American Group that are not based on historical fact, including, without limitation, statements containing the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions and statements. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described from time to time in Great American Group’s filings with the SEC, including, without limitation, the risks described in Great American Group’s proxy statement/prospectus dated July 17, 2010 and filed with the SEC on July 20, 2010, and its Annual Report on Form 10-K for the year ended December 31, 2009. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and Great American Group undertakes no duty to update this information.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including Adjusted EBITDA, may be considered non-GAAP financial measures. Great American Group believes this information is useful to investors because it provides a basis for measuring Great American Group’s performance against the contingent share earnout provisions in the AAMAC transaction. In addition, Great American Group’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating Great American Group’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by Great American Group may not be comparable to similarly titled amounts reported by other companies.

GAMR-F

Investor Contacts:

Great American Group

Phil Ahn, SVP, Strategy & Corporate Development

818-884-3737

Addo Communications

Andrew Blazier

310-829-5400

andrewb@addocommunications.com

or

Press Contact:

Great American Group

Laura Wayman

847-444-1400 ext. 312

lwayman@greatamerican.com

(FINANCIAL TABLES FOLLOW)

GREAT AMERICAN GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Dollars in thousands, except par value)

	June 30, 2010	December 31, 2009
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$26,493	$37,989
Restricted cash	1,895	459
Accounts receivable, net	1,915	2,628
Advances against customer contracts	5,563	58
Income taxes receivable	851	1,100
Goods held for sale or auction	13,956	15,014
Note receivable - related party	2,706	—
Deferred income taxes	5,459	8,475
Prepaid expenses and other current assets	955	981

Total current assets	59,793	66,704

Property and equipment, net	1,484	1,411
Goodwill	5,688	5,688
Other intangible assets, net	302	382
Deferred income taxes	12,088	3,238
Other assets	648	1,250

Total assets	$80,003	$78,673

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities:
Accounts payable and accrued liabilities	$9,726	$9,192
Auction and liquidation proceeds payable	683	446
Mandatorily redeemable noncontrolling interests	2,661	2,619
Asset based credit facility	8,746	—
Current portion of long-term debt	1,724	11,123
Note payable	11,705	11,705
Current portion of capital lease obligation	25	25

Total current liabilities	35,270	35,110
Capital lease obligation, net of current portion	57	69
Long-term debt, net of current portion	53,893	44,494

Total liabilities	89,220	79,673

Commitments and contingencies

Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value; 135,000,000 shares authorized; 30,318,705 and 30,022,478 issued and outstanding as of June 30, 2010 and December 31, 2009, respectively	3	3
Additional paid-in capital	1,121	(249)
Retained earnings (deficit)	(10,341)	(754)

Total stockholders’ equity (deficit)	(9,217)	(1,000)

Total liabilities and stockholders’ equity (deficit)	$80,003	$78,673

GREAT AMERICAN GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenues:
Services and fees	$2,279	$10,974	$12,909	$49,787
Sale of goods	2,936	4,066	4,373	7,141

Total revenues	5,215	15,040	17,282	56,928

Operating expenses:
Direct cost of services	2,882	3,848	8,086	7,748
Cost of goods sold	3,993	2,513	5,537	5,702
Selling, general and administrative expenses	8,083	4,733	16,599	18,838

Total operating expenses	14,958	11,094	30,222	32,288

Operating income (loss)	(9,743)	3,946	(12,940)	24,640
Other income (expense):
Other income (expense)	(455)	(257)	(867)	(239)
Interest income	87	4	177	8
Interest expense	(759)	(1,014)	(1,792)	(6,944)

Income (loss) from operations before benefit for income taxes	(10,870)	2,679	(15,422)	17,465
Benefit for income taxes	4,263	—	5,835	—

Net income (loss)	$(6,607)	$2,679	$(9,587)	$17,465

Weighted average basic shares outstanding	27,998,705	10,560,000	27,949,607	10,560,000
Weighted average diluted shares outstanding	27,998,705	10,560,000	27,949,607	10,560,000
Basic and diluted earnings (loss) per share	$(0.24)	$0.25	$(0.34)	$1.65
Diluted earnings (loss) per share	$(0.24)	$0.25	$(0.34)	$1.65

PRO FORMA COMPUTATION RELATED TO
CONVERSION TO C CORPORATION FOR
INCOME TAX PURPOSES (unaudited):
Historical income from operations before income taxes		$2,679		$17,465
Pro forma provision for income taxes		(1,055)		(6,881)

Pro forma net income		$1,624		$10,584

Pro forma weighted average basic shares outstanding		10,560,000		10,560,000
Pro forma weighted average diluted shares outstanding		10,560,000		10,560,000
Pro forma basic and diluted earnings per share		$0.15		$1.00
Pro forma diluted earnings (loss) per share		$0.15		$1.00

GREAT AMERICAN GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Dollars in thousands)

	Six Months Ended June 30,
	2010	2009
Cash flows from operating activities:
Net income (loss)	$(9,587)	$17,465
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	375	293
Provision (recoveries) of doubtful accounts	45	(18)
Impairment of goods held for sale or auction	1,308	—
Share-based payments	2,398	200
Guaranteed payment distributions	—	534
Non-cash interest	—	6
Loss on disposal of assets	2	—
Deferred income taxes	(5,835)	—
Income allocated to mandatorily redeemable noncontrolling interests	661	1,022
Change in operating assets and liabilities:
Accounts receivable and advances against customer contracts	(4,837)	(386)
Income taxes receivable	249	—
Goods held for sale or auction	(250)	2,036
Prepaid expenses and other assets	629	(3,965)
Accounts payable and accrued expenses	534	1,555
Auction and liquidation proceeds payable	237	977
Accrued compensation plans	—	5,901

Net cash provided by (used in) operating activities	(14,071)	25,620

Cash flows from investing activities:
Purchases of property and equipment	(370)	(262)
Increase in note receivable - related party	(2,706)	—
Decrease (increase) in restricted cash	(1,436)	(3,574)

Net cash used in investing activities	(4,512)	(3,836)

Cash flows from financing activities:
Proceeds from asset based credit facility, net	8,746	—
Repayments of long-term debt and capital lease obligations	(12)	(1,175)
Payment of employment taxes on vesting of restricted stock	(948)	—
Distributions to stockholders	—	(2,118)
Distribution to noncontrolling interests	(699)	(735)

Net cash provided by (used in) financing activities	7,087	(4,028)

Net increase (decrease) in cash and cash equivalents	(11,496)	17,756
Cash and cash equivalents, beginning of period	37,989	16,965

Cash and cash equivalents, end of period	$26,493	$34,721

Supplemental disclosures:
Interest paid	$2,350	$5,892

GREAT AMERICAN GROUP, INC. AND SUBSIDIARIES

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION

(ADJUSTED EBITDA)

(Dollars in thousands)

	Three Months Ended June 30,
	2010	2009
Adjusted EBITDA Reconciliation:

Net income (loss) as reported	$(6,607)	$2,679
Adjustments:
Benefit for income taxes	(4,263)	—
Interest expense	759	1,014
Interest income	(87)	(4)
Depreciation and amortization	195	151
Share based compensation	1,040	100
Non-cash charge for goods held for sale or auction	1,308	—
Deferred compensation - Phantom stock plan	—	(686)

Total EBITDA Adjustments	(1,048)	575

Adjusted EBITDA	$(7,655)	$3,254

	Six Months Ended June 30,
	2010	2009
Adjusted EBITDA Reconciliation:

Net income (loss) as reported	$(9,587)	$17,465
Adjustments:
Benefit for income taxes	(5,835)	—
Interest expense	1,792	6,944
Interest income	(177)	(8)
Depreciation and amortization	375	293
Share based compensation	2,398	200
Non-cash charge for goods held for sale or auction	1,308	—
Deferred compensation - Phantom stock plan	—	6,433

Total EBITDA Adjustments	(139)	13,862

Adjusted EBITDA	$(9,726)	$31,327

###